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                         LITHIUM TECHNOLOGY CORPORATION

                             STOCK OPTION AGREEMENT

         Lithium Technology Corporation, a Delaware corporation having offices at 5115 Campus Drive, Plymouth Meeting, Pennsylvania 19462 (the "Company"), hereby grants to David Cade (the "Optionee"), an Incentive Stock Option (the "Option") to purchase a total of One Hundred Thirty Three Thousand Three Hundred Thirty Three (133,333) shares of the Company's Common Stock (the "Shares"), at the price determined as provided herein, and subject to the terms, definitions and provisions of the 1994 Stock Incentive Plan, as amended (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein. The Option is intended to qualify as an "incentive stock option" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         1. EXERCISE PRICE. The exercise price of the Option is $1.33 per Share for each Share subject to the Option.

         2. EXERCISE OF OPTION. This Option is granted in connection with the Optionee's employment by the Corporation. The Option shall be exercisable in installments as set forth herein on or before July 24, 2006 (the "Termination Date"). Subject to provisions contained elsewhere in this Agreement, the Options shall be first exercisable cumulatively as follows:
44,445 shares on July 24, 1996, 44,444 shares on July 24, 1997; and 44,444 shares on July 24, 1998.

         Notwithstanding the above, the vesting schedule set forth above may be accelerated in the event the following occurs:

                 a) 44,444 of such options shall vest at such time as the Company receives proceeds from a private placement of common stock, preferred stock or other security which results in gross proceeds equal to or greater than $2 million.

                 b) the remaining 44,444 of such options shall vest when (i) the Company completes a secondary offering of its common stock resulting in gross proceeds equal to or greater than $4 million or (ii) the Japanese Consortium of Mitsubishi Materials Corporation and Mitsui & Co. Ltd. makes an additional investment in the Company of at least $3 million or
                 (iii) the Company receives proceeds from private placements of common stock, preferred stock or other security (in addition to the one referred to in (a) above) which results in gross proceeds equal to or greater than $4 million.
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         In the event that any of the Options granted hereunder cannot qualify as incentive stock option (as defined by Section 422 of the Code) due to the accelerated vesting provisions of this Paragraph 2, such options shall automatically be treated under the Code as non-statutory or non-qualified options.

         3. ADMINISTRATION. The Plan is administered by the Company's Compensation Committee (the "Committee"). All determinations and acts of the Committee as to any matters concerning the Plan, including interpretations or constructions of this Option and of the Plan, shall be conclusive and binding on the Optionee and any parties claiming through the Optionee.

         4. EXERCISE. Unless the Optionee ceases to be employed by the Company or a direct or indirect subsidiary thereof or as otherwise provided in Paragraphs 13 and 14 below (in the event of death or disability), the right of the Optionee to purchase shares hereunder, subject to any installment requirements set forth above, may be exercised in whole or in part at any time after the accrual of such respective installment and prior to the Termination Date, except as otherwise provided herein. The Option may not be exercised for a fraction of a share.


         5. NOTICE OF EXERCISE. The Options shall be exercisable by written notice (the "Notice") which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment in full of the exercise price.

         6. DELIVERY OF CERTIFICATES. As soon as practicable after receipt of the Notice and payment, and subject to the next two paragraphs, the Company shall, without transfer or issue tax or other incidental expense to the Optionee, deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased. Such delivery shall be made (a) at the offices of the Company at 5115 Campus Drive, Plymouth Meeting, Pennsylvania 19462, (b) at such other place as may be mutually acceptable to the Company and the Optionee, or (c) by certified mail addressed to the Optionee at the Optionee's address shown in the records of the Company.

         7. WITHHOLDING. The Company shall have the right to withhold an appropriate number of shares of Common Stock (based on the fair market value thereof on the date of exercise) for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all tax withholding obligations.

         8. COMPLIANCE WITH LAWS. The Company may postpone the time of delivery of certificate(s) for shares of Common Stock for such additional time as the




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Company shall deem necessary or desirable to enable it to comply with the requirements of any securities exchange upon which the Common Stock may be listed, or the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or any applicable state laws relating to the authorization, issuance or sale of securities.

         9. RESTRICTIONS ON TRANSFER. The issuance of the shares of Common Stock subject hereto and issuable upon the exercise of this Option and the transfer or resale of such shares shall be subject to such restrictions as are, in the opinion of the Company's counsel, required to comply with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the certificate(s) representing such shares shall, if it is deemed advisable by the Company's counsel, bear a legend to such effect.

         10. FAILURE TO PAY. If, upon tender of delivery thereof, the Optionee fails to accept delivery of and pay or have paid for all or any part of the number of shares of Common Stock specified in the Notice, the Optionee's right to exercise this Option with respect to such undelivered and unpaid for shares may be terminated by the Company.

         11. NON-TRANSFERABLE. During the Optionee's lifetime, this Option shall be exercisable only by the Optionee and neither this Option nor any right hereunder may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner otherwise than by will or by the laws of descent or distribution. The terms of this Option Agreement shall be binding upon the executors, administrator, heirs, successors and assigns of Optionee.

         12.  TERMINATION OF EMPLOYMENT.

              a. Except as provided in a certain Employment Agreement dated the date hereof between the Optionee and the Company or as otherwise provided in Paragraphs 13 and 14 below (in the event of death or disability), if Optionee's employment by or association with the Company or its direct or indirect subsidiaries terminates for any reason other than "for cause" as defined in Paragraph 12(b) below, all currently exercisable installments of this Option shall be exercisable for a period of twelve (12) months from the date of termination and, to the extent not exercised, shall terminate. All other installments of this Option shall immediately and automatically terminate.

              b. If Optionee ceases to serve as an employee of the Company by virtue of a termination for cause (as defined in Optionee's Employment Agreement or as set forth below), the Committee shall have the continuing option to continue or terminate the Option, whether vested or not, in their sole discretion, without prior notice to Optionee; provided, however that Optionee (if permitted by the Committee) must exercise the Option for all remaining shares within three (3) months after the date he ceased to be an employee of the Company. To the extent the Option is not exercised within said three (3) month period, the Option shall terminate. If Employee is not





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employed pursuant to an Employment Agreement as of the date of termination, cause shall mean the substantial breach or continuous neglect by Employee of his employment obligations, or willful misconduct by Employee in the performance of such obligations which occurs or persists after notice and an opportunity to cure.

         13. DISABILITY OF OPTIONEE. If Optionee is unable to continue his employment with the Company as a result of his disability (as such condition is defined in the Plan) Optionee may, but only within thirty-six (36) months from the date of disability, exercise such portion of the Option which has vested to the extent he was entitled to exercise it at the date of such disability, and such portion of the Option which has not vested shall terminate. If Optionee does not exercise such portion of the Option which has vested and which Optionee was entitled to exercise within the time specified herein, this Option shall terminate.

         14. DEATH OF OPTIONEE. In the event of the death of Optionee during the term of the Option and while an employee of the Company and having been employed continuously as an employee since the date of grant of the Option, the Option may be exercised, at any time within thirty-six (36) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that had accrued at the date of death. If Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise such portion of Optionee's Option which has vested and which he was entitled to exercise in the time specified herein, the Option shall terminate.

         15. NON-DILUTION. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionally the number of shares of Common Stock covered by this Option and the Option Price thereof. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. Upon the occurrence of a "change in control" (as hereinafter defined) of the Company, all then non-exercisable installments of this Option shall become exercisable immediately. For purposes of this Agreement, a "change in control" shall be deemed to have occurred if (a) any "person" or "group" of persons (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company, or (b) a change of more than 25% in the composition of the Board of Directors occurs within a two year period unless such change was approved in advance by at least two-thirds of the previous directors. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation not constituting a change in control, the Committee may authorize the assumption of this Option or substitute a new stock option for this Option, whether or





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not in a transaction to which Section 424(a) of the Internal Revenue Code applies. The judgment of the Committee with respect to any matter referred to in this paragraph shall be conclusive and binding upon the Optionee and any parties claiming through the Optionee.

         16. NO RIGHT TO DIVIDENDS. Neither the Optionee nor any person or persons entitled to exercise the Optionee's rights under this Option in accordance herewith shall have any rights to dividends or to Common Stock subject to this Option, except to the extent that a certificate for such shares shall have been issued upon the exercise of this Option as provided herein.

         17. NOTICES. Each notice relating to this Option shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its offices at 5115 Campus Drive, Plymouth Meeting, Pennsylvania 19462, attention of the Committee, c/o the Company's secretary. All notices to the Optionee or other person or persons then entitled to exercise any rights with respect to this Option shall be addressed to the Optionee or such other person or persons at the Optionee's address shown in the records of the Company or the location at which the Optionee is employed by the Company. Anyone to whom a notice may be given under this Option may designate a new address by notice to that effect.

         18. NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of this Option confers on the Optionee any right to continued employment or association with the Company (or any of its direct or indirect subsidiaries) or in any way interferes with or alters any of the Company's (and its direct and indirect subsidiaries') rights to terminate the employment or association with the Company of the Optionee at any time, with or without cause, and without liability therefor. This Option shall not be deemed a part of the Optionee's regular, recurring compensation for any purpose, including, without limitation, for the purposes of any termination indemnity or severance pay law of any jurisdiction.

         19. GOVERNING LAW. This Option and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Internal Revenue Code of 1986, as amended from time to time, or the securities laws of the United States, shall be governed by and construed under the laws of the State of Delaware.

         20. REGISTRATION ON FORM S-8. The Company hereby agrees that in the event that during the Term the Company causes to be filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) the Optionee may include in such registration statement all shares underlying options theretofore granted to Optionee under the Plan. The Company covenants that it will keep such registration statement current and effective while the Optionee or his guardian or estate has the right to exercise any of the options granted hereunder. The Company also hereby agrees that in the event that during the Term the Company causes to be filed with the Securities and Exchange Commission a





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registration statement on a form other than Form S-8, Optionee shall have
"piggyback" registration rights to include in such registration statement all the shares underlying options granted to Optionee under the Plan and the shares underlying such options, subject to a reasonable cutback in the inclusion of such options and shares if the Board or the Company's underwriter determines that such cutback is necessary to prevent an adverse effect on the Company's offering.

         IN WITNESS WHEREOF, LITHIUM TECHNOLOGY CORPORATION has caused this Option to be executed by its officers as of the 24th day of July, 1996.


                                       LITHIUM TECHNOLOGY CORPORATION



                                       By: /s/ THOMAS R. THOMSEN
                                          -----------------------------



ACCEPTED AND AGREED:

/s/ DAVID CADE
- --------------------------
Optionee: David Cade





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